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                                                                     EXHIBIT (h)

                               POWER OF ATTORNEY
                               -----------------


A POWER OF ATTORNEY made on the 7/th/ day of October 1997 by PEARSON plc, a company registered in England whose registered office is at 3 Burlington Gardens, London W1X 1LE (the "Company").

1.   (i)  The Deed is governed by English law

     (ii) In this Deed:-

          "Attorney" means the persons named in Clause 2

          "person" includes a corporation and an unincorporated body of persons;

          the singular includes the plural and vice versa.

2. The Company hereby appoints any one director of the Company, John Davis of 50th Floor, 30 Rockefeller Plaza, New York, NY 10112-5095, USA, Tom Wharton, also of 50th Floor, 30 Rockefeller Plaza, New York, NY 10112-5095, USA and Paul Vickers of 3 Burlington Gardens, London W1X 1LE, severally, as its Attorney on its behalf and in its name or otherwise to do all acts and to approve, execute, deliver and/or file all agreements and other documents which any such Attorney considers necessary or desirable in connection with an offer to purchase for cash all of the outstanding shares of common stock of All American Communications Inc., including without limitation filings on Schedule 14D-1 and 13D required to be made pursuant to the Securities Exchange Act 1934 and all amendments thereto.

IN WITNESS whereof the Company has executed this Deed in accordance with its constitution and the laws of England the day and year first before written.


THE COMMON SEAL of                            )
PEARSON plc                                   )
was hereunto affixed in the presence of:-     )


                                                      /s/ Marjorie Scardino
                                                      --------------------------
                                                      Director


                                                      /s/ Anette Lawless
                                                      --------------------------
                                                      Secretary